Exhibit 99.1

EMAIL TO EMPLOYEES

To All Interline Associates,

I am pleased to share with all of you some very exciting news for our Company.  This morning we issued a press release announcing that Interline Brands, Inc. has signed a definitive agreement to be acquired by affiliates of GS Capital Partners LP (“GS Capital Partners”) and P2 Capital Partners, LLC (“P2 Capital Partners”) for $25.50 per share in cash. GS Capital Partners is one of the world’s leading private equity investors and the fund through which Goldman Sachs invests capital on behalf of its clients and itself in large, privately negotiated transactions.  P2 Capital Partners, a shareholder of Interline, is a leading investment firm that applies a private equity approach to investing in the public market.

As a result of your hard work and our continued investment in the business, we have built a lot of momentum throughout 2011 and this year.  We remain very optimistic about the prospects of our Company and our current business plan, and we plan to continue to execute on our strategy.  As you already know, we have a terrific company with strong financial results, a great team, market-leading brands and a world-class distribution network.  This agreement represents an exciting opportunity with new partners, while allowing us to remain laser-focused on our goals and capabilities.

Importantly, GS Capital Partners and P2 Capital Partners share our vision of Interline’s growth potential and the actions needed to realize such growth.  In addition, as a private company we will have greater freedom to focus on longer-term investments and opportunities, while continuing to provide you, our teammates, with rewarding careers, excellent benefits and challenging roles.

While this announcement is exciting, it is only the first step in a lengthy process.  Our Board of Directors has unanimously approved this agreement, and we will now enter what is known as a “go-shop” period during which the Board will solicit alternative proposals over the next 30 days, in order to confirm that this agreement is the right decision for our shareholders.

The most important thing you can do is to continue performing your roles at the highest level and delivering outstanding value to our customers.  As I’ve said many times before, our employees are this organization’s greatest asset, and with your help, we will continue to provide the same high quality goods and services our customer have come to expect from Interline Brands.

To hear more detail about this exciting development, I invite you listen to a digital recording of my prepared remarks by dialing 1-855-859-2056 or 1-404-537-3406 and referencing conference I.D. number 86203314.  This recording should be available starting at 11:00 a.m. Eastern time and will expire at 11:59 p.m. Eastern time on May 31, 2012.

We will continue to provide you with updates on the progress of this transaction, as appropriate, and we ask that you contact your manager if you have any questions.  We have also attached some additional information to help answer some of your questions.

As your CEO, I would like to personally thank you for your continued dedication and hard work.  With your help and support, I look forward to a bright future together.

Sincerely,

Michael Grebe

Chairman and Chief Executive Officer

FREQUENTLY ASKED QUESTIONS

1.             Why is this transaction good for employees?

Today’s announcement will allow us to remain focused on our goals and capabilities, while also being able to take advantage of an exciting opportunity to work with new partners.  As a private company, we will have greater freedom to focus on longer-term investments and opportunities, while providing employees with rewarding careers, excellent benefits and challenging roles.

2.             What is the impact to my day-to-day activities and responsibilities?

There is no change to your day-to-day responsibilities.

You are a valued member of our organization, and you should continue performing your role to the best of your abilities so that we can continue to provide our customers with the same high quality goods and services they have come to expect from Interline Brands.

3.             Will there be any changes my compensation, benefits or retirement plans?

There is no change to your salary, wages or benefits as a result of this transaction.  As you know, salary, wages and benefits are evaluated by the Company on an annual basis, regardless of whether we are a public or private company.

4.             Will there be personnel reductions?  If so, who will make these decisions and when will they be announced?

There are no plans for personnel reductions as a result of this transaction.  Regardless of whether the sale occurs, we expect that we will continue moving ahead with the same teammates that we have in place today.

5.             Will I retain my current title after the transaction is completed?

There is no change to your current title or your day-to-day responsibilities.

6.             Will I be reassigned to another position or be asked to transfer?

No. There will be no change to your position or office location as a result of this transaction.

7.             Will I have a different manager?  What changes will there be to the reporting/leadership structure?

There is no change to your current manager or your reporting structure.

8.             What will be the reporting structure going forward?

We do not anticipate the reporting structure will change as a result of this transaction.

9.             What can I expect in the interim?

You should expect that we will continue doing what we always do — operating as a premier, broad-line distributor of MRO products.

The most important thing you can do right now is to continue performing your job at the highest level and delivering an outstanding customer experience.

10.          What should I tell customers and others who ask about the transaction?  To whom should questions be referred?

If you receive any inquiries from external parties such as investors or the media, please do not address their questions.  Instead, please forward them to Lev Cela at lev.cela@interlinebrands.com.

With respect to customers, your sales leadership team is well versed in this area, and will help you explain this announcement to our customers.

11.          As an employee, where can I get more information about this transaction?

If you have additional questions about how this transaction will affect you as an employee, please contact your direct supervisor.  We have also established an employee email hotline at employee.communications@interlinebrands.com.  You can direct your questions there and they will be answered as soon as possible.  Additionally, we remain committed to ongoing, transparent dialogue with our employees and will provide updates as appropriate.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Statements herein regarding the proposed transaction between Isabelle Holding Company Inc. (“Parent”), Isabelle Acquisition Sub Inc. (“Merger Sub”) and Interline Brands, Inc. (the “Company”), future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about future expectations constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements are based upon current beliefs and expectations and are subject to significant risks and uncertainties.  There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including: the ability to obtain governmental approvals of the transaction on the proposed terms and schedule and the failure of the Company’s shareholders to approve the transaction.  Additional factors that may affect future results are contained in each company’s filings with the Securities and Exchange Commission (“SEC”), including each company’s Annual Report on Form 10-K for the year ended December 30, 2011, which are available at the SEC’s Web site http://www.sec.gov.  The information set forth herein speaks only as of the date hereof, and any intention or obligation to update any forward looking statements as a result of developments occurring after the date hereof is hereby disclaimed.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the proposed transaction, the Company plans to file with the SEC a Proxy Statement.  Investors and security holders of the Company are urged to read the Proxy Statement and any other relevant documents filed with the SEC when they are available because they will contain important information about the Company, the proposed transaction and related matters.  The final Proxy Statement will be mailed to shareholders of the Company.  Investors and security holders of the Company will be able to obtain copies of the Proxy Statement, when they become available, as well as other filings with the SEC that will be incorporated by reference into such documents, containing information about the Company, without charge, at the SEC’s Internet site (http://www.sec.gov).  These documents may also be obtained for free from the Company by directing a request to the Company, Investor Relations, 701 San Marco Boulevard,, Jacksonville, FL 32207 or at the Company’s Investor Relations page on its corporate website at http://ir.interlinebrands.com.

PARTICIPANTS IN SOLICITATION

The Company and its respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in respect of the proposed transaction.  Information regarding the Company’s participants is available in the Company’s Annual Report on Form 10-K for the year ended December 30, 2011 and the Company’s proxy statement, dated March 23, 2012, for its 2012 Annual Meeting of Shareholders, which are filed with the SEC.  Additional information regarding the interests of such participants will be included in the Proxy Statement to be filed with the SEC.